Exhibit 10.21

EXECUTION COPY

PLAN DOCUMENT AND SUMMARY PLAN DESCRIPTION

FOR THE

KEWAUNEE SCIENTIFIC CORPORATION

401 PLUS EXECUTIVE DEFERRED COMPENSATION PLAN

(Restated January 1, 2005)

BELL, BOYD & LLOYD LLC

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KEWAUNEE SCIENTIFIC CORPORATION

401 PLUS EXECUTIVE DEFERRED COMPENSATION PLAN

(Restated January 1, 2005)

WHEREAS, Kewaunee Scientific Corporation (the “Company”) established the Kewaunee Scientific Corporation 401 Plus Executive Deferred Compensation Plan (the “Plan”) originally effective as of January 1, 1992, for the benefit of a select group of management and highly compensated employees in recognition of these employees’ valuable service in assisting the Company to achieve its objectives; and

WHEREAS, the Plan has been amended from time to time since its enactment, as necessary in order to incorporate changes to the Internal Revenue Code made by Acts of Congress, to incorporate the requirements of the American Jobs Creation Act of 2004 and as required in order to make other miscellaneous changes; and

WHEREAS, the Board of Directors of the Company, upon the recommendation of the Compensation Committee has determined that it is desirable to amend and restate the Plan in its entirety effective as of January 1, 2005, in order to incorporate all previously adopted unincorporated amendments and to make other changes.

NOW, THEREFORE, pursuant to the power reserved to the Board of Directors of the Company, and pursuant to the authority delegated to the undersigned by resolutions of the Board of Directors of the Company, the Plan be and it is hereby amended and restated generally effective as of January 1, 2005.

IN WITNESS WHEREOF, the Company has caused these presents to be signed on its behalf by its officer duly authorized, this      day of                 ,             .

KEWAUNEE SCIENTIFIC CORPORATION

By:
Its:

ATTEST:

By:
Its:

CERTIFICATE

The attached document is an accurate and complete copy of the KEWAUNEE SCIENTIFIC CORPORATION 401 PLUS EXECUTIVE DEFERRED COMPENSATION PLAN, as amended and restated effective as of January 1, 2005.

Dated this      of                 ,             .

KEWAUNEE SCIENTIFIC CORPORATION

By:
Its:

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KEWAUNEE SCIENTIFIC CORPORATION

401 PLUS EXECUTIVE DEFERRED COMPENSATION PLAN

(Restated January 1, 2005)

ii

KEWAUNEE SCIENTIFIC CORPORATION

401 PLUS EXECUTIVE DEFERRED COMPENSATION PLAN

(Restated January 1, 2005)

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1. The Plan. The Kewaunee Scientific Corporation 401 Plus Executive Deferred Compensation Plan (the “Plan”) was established by Kewaunee Scientific Corporation (the “Company”) originally effective as of January 1, 1992, for the sole purpose of providing deferred compensation benefits to select employees of the Company eligible to participate herein pursuant to Article III. This Plan is amended and restated in its entirety effective as of January 1, 2005 to incorporate all prior amendments, to comply with the American Jobs Creation Act of 2004 and to make other miscellaneous changes. The Plan is intended to be an individual account plan, which provides benefits to Participants (as defined in Section 2.14.) equal to their individual account balance as adjusted for earnings and losses, based on the Declared Rate (as defined in Section 2.9.) in effect with respect to the Participant’s Account.

1.2. Purpose. The Plan is intended to be an unfunded “top hat” plan described in §201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Reference to any section or rule of the Internal Revenue Code of 1986, as amended (the “Code”), or ERISA, and the regulations promulgated thereunder, shall be deemed to incorporate any required amendment of such section necessary to maintain the status of the Plan as a “top hat” plan. The purpose of the Plan is to advance the interests of the Company by providing such compensation so as to attract and retain such employees and make their compensation competitive with other opportunities.

1.3. Maintenance of Trust. The Company shall establish one or more trusts, and such trusts shall be of a type commonly referred to as a “rabbi trust,” within the meaning of Internal Revenue Service Revenue Ruling 92-94 and the Company shall be treated as the owner of the assets of such trust for federal income tax purposes in accordance with §§671-678 of the Code. The funding vehicle under this Plan shall be the Kewaunee Scientific Corporation Irrevocable Grantor Trust (the “Trust”). The assets of the Trust shall remain subject to the claims of the Company’s creditors, and neither a Participant nor any other person shall have any beneficial interest in or other claim to the assets of the Trust beyond that of a general creditor as provided under the Trust instrument and as required by law. Any payments made to or on behalf of the Participants from the Trust shall fully discharge the liability of the Company, its employees, officers and directors, to the Participant under the Plan to the extent of the amounts so paid. The Company shall have the right to select, remove and replace the Trustee of the Trust at any time in its sole discretion, and shall enter into one or more agreements governing the Trust containing such terms as it determines, and may modify, amend or revoke any such agreements, as in the Company’s discretion.

ARTICLE II

DEFINITIONS AND RULES OF CONSTRUCTION

Whenever used in the Plan, the following words and phrases shall have the respective meanings stated below, unless a different meaning is plainly required by the context, and when the defined meaning is intended, such term is capitalized. The Committee has the discretionary authority to interpret the definitions contained herein.

2.1. Account — A Participant’s Pay Deferral Account and the Supplemental Company Matching Account, collectively.

2.2. Annual Base Salary — All amounts paid to the Participant by the Company for the applicable period during which the election is in effect or for the Plan Year as regular salary or wages.

2.3. Annual Bonus — Bonuses and commissions paid to the Participant for the Plan Year.

2.4. Beneficiary — Any person (natural or otherwise) entitled to receive any benefits which may become payable upon the Participant’s death.

2.5. Committee — The Compensation Committee of the Board of Directors of the Company, as designated in the Company’s governing instruments.

2.6. Company — Kewaunee Scientific Corporation, a Delaware corporation, and its successors, and any other employer who adopts the Plan with the consent and approval of the Company.

2.7. Compensation — The aggregate of a Participant’s Annual Base Salary and Annual Bonus earned by an Employee during the period of time in which the Employee is a Participant in the Plan.

2.8. Crediting Date — The date on which Pay Deferrals and Supplemental Company Matching Contributions are credited to a Participant’s Pay Deferral Account and Supplemental Company Matching Contribution Account under the Plan, as determined by the Committee in its sole discretion.

2.9. Declared Rate — The actual rate of return (including unrealized gain and loss) that would be earned on a daily basis on an actual investment in a predetermined mutual fund selected by the Committee, reduced, if the Committee so determines, by an administrative charge.

2.10. Disability — A physical or mental impairment of a long duration experienced by a Participant, which entitles the Participant to benefits under one or more long term disability policies maintained by the Company.

2.11. Employee — Any person employed by the Company as a common law employee who is a member of management of the Company or a highly compensated individual employed by the Company on a salaried basis in connection with their performance of services. Independent Contractors and Leased Employees are not treated as “Employees” under the Plan.

2.12. Independent Contractor — An individual engaged to perform services on behalf of the Company who is not a common law employee of the Company. An Independent Contractor shall include a director of the Company who is not an Employee.

2.13. Leased Employee — An individual who performs service on behalf of the Company pursuant to an agreement between the Company and an employee leasing organization.

2.14. Participant — With respect to any Plan Year, an Employee who has been designated by the Committee as eligible to participate in the Plan and who makes a Pay Deferral Election (as described in Section 4.1).

2.15. Pay Deferral Election — A Participant’s written election to reduce their Compensation payable by the Company in the amount determined under Article IV.

2.16. Plan — The Kewaunee Scientific Corporation 401 Plus Executive Deferred Compensation Plan, as described in this instrument, originally effective as of January 1, 1992.

2.17. Plan Year — The twelve (12) month period beginning each January 1 and ending each December 31.

2.18. Retirement Date — The date as of which a Participant attains the age of sixty-five (65) or such earlier date as of which the Participant is eligible to receive a pension under a tax-qualified retirement plan maintained by the Company.

2.19. Trust — The Kewaunee Scientific Corporation Irrevocable Grantor Trust, which constitutes an irrevocable grantor trust.

2.20. Year of Service — Each Plan Year of service completed by an Employee while a Participant in the Plan.

ARTICLE III

ADMINISTRATION AND PARTICIPATION

3.1. Administration. Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. The Committee shall make each determination provided for under the Plan and promulgate such rules and regulations as may be required for the implementation or management of the Plan. The Committee may delegate all or any portion of its authority to such persons as it may determine, and may revoke or revise any such delegation at any time. Unless and until otherwise determined by the Committee, the authority of the Committee to establish rules, regulations and procedures that are administrative or ministerial in nature shall be exercised by the Company’s Vice President of Human Resources (or such other officer or employee of the Company as may occupy a comparable position).

3.2. Participation Eligibility. The Committee has the discretionary authority to designate the Employees of the Company who are eligible to participate in the Plan. To participate in the Plan for any Plan Year, an Employee must have elected under the 401K Incentive Savings Plan for Salaried and Hourly employees of Kewaunee Scientific Corporation, as amended from time to time (the “Incentive Savings Plan”), to defer the amount which will require the Company to make its maximum matching contribution to that Plan on behalf of such Employee.

3.3. Inactive Participation. Active participation in the Plan will end upon a Participant’s retirement, voluntary or involuntary termination of employment with the Company, the Participant’s death or when a Participant is no longer eligible to participate in the Plan as determined by the Committee. Such Participant shall continue to be an inactive Participant until all vested amounts held in the Participant’s individual account have been distributed.

ARTICLE IV

PAY DEFERRAL ELECTION

4.1. Pay Deferral Election and Account. Effective as of January 1, 2005, each Participant may elect to defer the payment of their Compensation (as defined in Section 2.7) or forego an increase in Compensation in an amount or rate specified in a Pay Deferral Election filed with the Committee not later than the close of the taxable year preceding the year in which the Compensation is earned or in accordance with the Treasury Regulations issued under §409A(a)(4) of the Code. In the case of the first year in which a Participant becomes eligible to participate in the Plan, such Pay Deferral Election may be made with respect to Compensation earned in connection with the performance of services to be performed thirty (30) days after the date the Participant becomes eligible to participate in the Plan. Accordingly, each Participant who becomes eligible to participate in the Plan effective as of any July 1, may make a Pay Deferral Election with respect to Compensation earned beginning August 1 of the same year. The amount of each Participant’s Pay Deferral shall be credited to the Participant’s Pay Deferral Account as of each Crediting Date. Each Pay Deferral Election made under this Section 4.1 shall be irrevocable for the period or the Plan Year for which it is made. Notwithstanding the foregoing, Pay Deferral Elections with respect to a Participant’s Annual Bonus shall be made in accordance with Section 4.1.(a). The Committee may from time to time establish policies or rules governing the manner in which Pay Deferrals are credited under the Plan.

(a)	Limitation on Pay Deferral Election. No Pay Deferral Election made under this Section 4.1. shall be less than two percent (2%) nor in excess of fifty-six percent (56%) of each Participant’s Compensation. The limitation reflected under this Section 4.1.(a) shall be applied separately with respect to each Participant’s Annual Base Salary and Annual Bonus. Notwithstanding the foregoing, effective January 1, 2005, Pay Deferral Elections with respect to a Participant’s Annual Bonus paid based upon services performed on behalf of the Company during the Plan Year must be made no later than six (6) months before the end of the Plan Year to which the Annual Bonus relates.

(b)	Pre-2005 Rules. For Plan Years preceding January 1, 2005, each Participant may elect to defer the payment of their Compensation (as defined in Section 2.7) or forego an increase in their Compensation in an amount or rate specified in a Pay Deferral Election filed with the Committee ten (10) days prior to the beginning of any subsequent Plan Year. In addition, an eligible employee who becomes eligible to participate in the Incentive Savings Plan on July 1 of a Plan Year may make a Pay Deferral Election ten (10) days prior to such July 1 that shall take effect as of such July 1.

(c)	Special Election. Effective as of March 1, 2003, each individual who is a Participant hereunder as of said date, may make a one time election to increase his or her Pay Deferral Election with respect to his or her Compensation which is payable beginning on and after April 1, 2003. With the exception of the availability of the one time election mentioned in the foregoing sentence, any and all other Pay Deferral Elections under the Plan shall be made in accordance with the rules in effect prior to March 1, 2003 and as required under this Section 4.1 thereafter.

4.2. Return on Pay Deferral Account. The return on Pay Deferral Accounts shall be calculated as provided below, and shall be determined and credited or charged as of the Crediting Date selected by the Committee. Each Participant may elect to have the balance in his Pay Deferral Account divided into subaccounts in percentage increments (which shall be multiples of five percent (5%)), each of which shall be credited or charged with a rate of return (positive or negative) in accordance with the Declared Rate elected by the Participant for such subaccount, based upon the investment funds selected by the Committee. Each new amount that is credited to a Participant’s Pay Deferral Account shall be divided among such subaccounts in accordance with the percentages so elected by the Participant. A Participant may, in accordance with procedures established by the Committee, change his Declared Rate election on a daily basis. Such election change shall be made electronically and shall be effective as of the date the election change is processed. Neither the Company nor the Committee shall be liable to the Participant, nor any third party acting on the Participant’s behalf, for any losses which occur to the Participant’s Pay Deferral Account between the date the election change is given by the Participant and the date the election change is actually processed.

(a)	Investment Risk. Pay Deferral Accounts are subject to greater investment risk because the actual performance of the investment funds chosen to measure the Declared Rates may be either positive or negative. Pay Deferral Account balances may be invested in one of the investment funds selected by the Committee. However, Pay Deferral Account balances will not actually be invested in these investment funds for the Participant’s Account by the Company, even though the actual performance of the investment funds chosen to measure the Declared Rates will determine the rate of return (positive or negative) on the Participant’s Pay Deferral Account.

(b)	Modification of Declared Rates. The Committee shall have the right in its sole discretion to designate Declared Rates, to change the available Declared Rates from time to time, and to determine the Declared Rate applicable to the Pay Deferral Account of a Participant who has not made a valid election; provided that all changes in Declared Rates shall be applied prospectively only, and no Declared Rate shall be used which would cause any portion of the earnings on a Pay Deferral Account to be considered additional compensation for federal income tax purposes.

4.3. Vesting. A Participant shall have a full and non-forfeitable interest at all times in the balance credited to his or her Pay Deferral Account.

ARTICLE V

SUPPLEMENTAL COMPANY MATCHING CONTRIBUTIONS

5.1. Supplemental Company Matching Contributions. Each Plan Year the Company shall make supplemental matching contributions on behalf of each Participant in an amount equal to fifty percent (50%) of the Participant’s Pay Deferral under Section 4.1. for such Plan Year with such Participant’s Pay Deferral eligible to be matched in an amount not to exceed (i) ten percent (10%) of the Participant’s Compensation for the Plan Year deferred under both the Plan and the Incentive Savings Plan (determined without regard to any limit on the total amount of compensation that may be considered under the Incentive Savings Plan) reduced by (ii) the amount of matching contributions made on behalf of the Participant under the Company’s Incentive Savings Plan for the Plan Year. The amount of the Supplemental Matching Contributions shall be credited to the Supplemental Company Matching Account maintained on each Participant’s behalf, as of the date selected by the Committee.

5.2. Return on Supplemental Company Matching Accounts. The Declared Rate credited to each Participant’s Supplemental Company Matching Account under this Section shall be determined by the Committee and its determination shall be final and conclusive.

5.3. Vesting. A Participant shall become one hundred percent (100%) vested in amounts under the Plan attributable to Supplemental Company Matching Contributions in the event of a Participant’s death, Retirement Date, Disability or upon the occurrence of a Change of Control as defined in the Trust which has been established in connection with this Plan which occurs while the Participant is in the employ of the Company. With the exception of the foregoing, the amount credited to the Participant’s Supplemental Company Matching Account shall become nonforfeitable based on the Participant’s Years of Service with the Company after Plan participation commences. A Participant shall be credited with a Year of Service for each twelve (12) consecutive month period of Plan participation. The vesting schedule is as follows:

YEARS OF SERVICE	NONFORFEITABLE PERCENTAGE
Less than 1 year	0%
1 year but less than 2 years	25%
2 years but less than 3 years	50%
3 years but less than 4 years	75%
4 years or more	100%

Notwithstanding the foregoing, a Participant or their Beneficiary shall have no right to the amount credited under the Supplemental Company Matching Account if the Committee or the Company determines that he or she engaged in a willful, deliberate, or gross act of commission or omission which is injurious to the finances or reputation of the Company or its affiliates.

ARTICLE VI

DISTRIBUTION

6.1. Claim for Benefits. Each Participant shall file a written request for the payment of their benefits under the Plan upon the occurrence of a distribution event reflected under Section 6.2. The Committee has the sole discretionary authority to determine whether a Participant or their Beneficiary is entitled to receive a payment of distributions under the Plan in accordance with the claims procedure reflected in EXHIBIT B.

6.2. Distribution Events. A Participant, or their designated Beneficiary, shall be entitled to receive a distribution of their benefits under the Plan upon the occurrence of the events listed in this Section 6.2.

(a)	Separation from Service. A Participant’s benefit from his or her Pay Deferral Account and Supplemental Company Matching Account shall become payable upon his or her separation from service with the Company. Except as provided in Section 6.4., distribution of his or her benefit shall commence as soon as practicable following the end of the calendar quarter coincident with or next following the date of his or her separation from service. For purposes of this Section 6.2.(a), the Committee, in its sole discretion, shall determine whether a Participant has separated from service with the Company. Effective as of January 1, 2005, “separation from service” shall be defined by reference to the Treasury Regulations issued under §409A of the Code.

(b)	Death of Participant. Any benefits which remain to be paid under the Plan following the death of a Participant shall be distributed to the Participant’s designated Beneficiary under the Plan in the form of a single lump sum payment as soon as it is administratively feasible following the Participant’s death. In the absence of an effective Beneficiary designation under the Plan, any benefits remaining to be paid following the Participant’s death shall be distributed to the Participant’s designated Beneficiary under the Company’s Incentive Savings Plan, or in the absence of such designation to the Participant’s estate.

(c)

Unforeseeable Emergency. Effective January 1, 2005, a Participant may make a withdrawal solely from such Participant’s Pay Deferral Account upon the occurrence of an Unforeseeable Emergency. For purposes of this Section 6.2.(c), an “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (within the meaning of §152(a) of the Code), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The amount of the Participant’s withdrawal upon the occurrence of the Unforeseeable Emergency shall not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause sever financial hardship). Any Participant withdrawing funds under this provision is not eligible to participate in the Plan again until such permission is granted by the Committee, which shall require a minimum period of non-participation of at least one year. Prior to January 1, 2005, Participant’s were eligible to take “hardship withdrawals” under the same circumstances as reflected in the Company’s Incentive Savings Plan, in an amount of up to one hundred percent (100%) of their Account balance. Any withdrawal under this Section 6.2.(c) must be approved by the Committee upon satisfactory evidence that an Unforeseeable Emergency exists. This Section 6.2.(c) of the Plan shall be administered and interpreted in compliance with the Treasury Regulations issued under §409A(a)(2)(B)(ii) of the Code.

(d)	Disability. Effective January 1, 2005, a Participant shall be entitled to a distribution under this Section 6.2.(d) if the Participant becomes Disabled while in the employ of the Company prior to his or her severance from employment or Retirement Date. A Participant shall be deemed “Disabled” if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. Prior to January 1, 2005, a Participant was entitled to receive a distribution if the Participant suffered a Disability within the meaning of Section 2.10. hereof. Beginning January 1, 2005, the definition of Disability under Section 2.10. of the Plan shall no longer apply but shall be superceded by the definition of “Disabled” in this Section 6.2.(d).

6.3. Method of Distribution. Each Employee who becomes a Participant in the Plan may elect his or her future method of benefit distribution permitted by this Section 6.3 by filing a written election with the Company in accordance with such procedures as the Committee may prescribe. A Participant may elect to change his or her elected method of distribution to any method described under Section 6.3., provided that only one (1) such change shall be permitted, such election is received more than one (1) year prior to the Participant’s separation from service and the distribution of the Participant’s benefit pursuant to the revised election occurs no less than five (5) years from the date the Participant’s benefit would have commenced pursuant to the Participant’s original benefit distribution election. Notwithstanding the foregoing, a Participant’s change in the method of distribution shall not result in the acceleration of his or her distribution, as determined in accordance with the Treasury Regulations issued under §409A(a)(3) of the Code. If a Participant terminates employment for any reason on or prior to the anniversary of the date on which their method of distribution election is received, such election shall be void and such Participant’s benefit shall be distributed in accordance with Section 6.3(a) as if such election had not been made. The methods of distribution under the Plan are as follows:

(a)	Default Method of Payment. Unless the Participant elected a method of payment at the time of initial participation, their benefit shall be paid in the form of quarter-annual installment payments over a period of ten (10) years. Each quarterly payment shall be approximately equal to the then balance of the Participant’s Account divided by the remaining number of installment quarters.

(b)	Installment Payments. A Participant may elect to receive his or her benefits in quarterly or annual installment payments over a period of three (3), five (5), or ten (10) years. If the quarterly installment payments called for under the Plan are less than five hundred dollars ($500), or if the Committee determines it is desirable without regard to the amount, then the Participant’s Account shall become payable in a single sum as long as such payment does not result in the acceleration of benefits in violation of §409A(a)(3) of the Code and the Treasury Regulations thereunder. If a Participant elects to receive his or her retirement benefit in installment payments, the payments will be made quarterly based on the Participant’s Account balance at the beginning of the payment period. The payments will be redetermined annually by dividing the Participant’s Account balance at the beginning of the year by the number of remaining years in the payment period based on the Participant’s retirement payment election. The rate of return (positive or negative) during any payment year will be credited during the year on the unpaid Participant’s Account balance at the applicable Declared Rate(s). Each installment payment shall be charged to the subaccounts into which the Participant’s Account is divided pursuant to Section 4.2. in the same percentages that new amounts were credited prior to his termination of employment. The Participant may change such percentages, or transfer amounts between subaccounts, in accordance with the provisions of Section 4.2. until his Account is distributed in full, subject to such additional restrictions and procedures as the Committee may require.

(c)	Lump Sum Distribution. A Participant may elect to receive his or her benefit under the Plan in the form of a single lump sum payment, which shall be paid to such Participant as soon as practicable following the end of the calendar quarter coincident with or next following the date of his or her separation from service.

6.4. Special Rule for Key Employees. Effective as of January 1, 2005 and notwithstanding Section 6.3. hereof to the contrary, any Participant who is a “Key Employee” shall not be immediately entitled to receive a distribution of their benefit hereunder upon severance from service, but shall receive a distribution of said amount not less than six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of death of the Participant). For purposes of this Section 6.4., “Key Employee” shall mean any Participant who, at any time during the Plan Year, is an officer of the Company having Compensation in excess of one hundred and thirty-five thousand dollars ($135,000), a five percent (5%) owner of the Company or a one percent (1%) owner of the Company with annual Compensation in excess of one hundred fifty thousand dollars ($150,000).

6.5. Designation of Beneficiary. If a Participant is married on the date of the Participant’s death, then the Participant’s Beneficiary shall be the Participant’s spouse, unless the Participant designated a beneficiary or beneficiaries other than the Participant’s spouse to receive their benefit under the Plan upon death. To be effective, any Beneficiary designation must be signed by the Participant’s legal spouse at the time of the such designation, if any, and must be filed with the Committee. A Participant may only revoke an existing Beneficiary designation by filing another effective designation with the Committee, and the latest Beneficiary received by the Committee shall be controlling.

6.6. Facility of Payment. If a person entitled to benefits under the Plan is under legal disability or in the Committee’s opinion in any way incapacitated so as to be unable to manage his/her financial affairs, the Committee may pay the benefits to such person’s legal representative or a relative or friend of such person, or direct the application of such benefits in any other way. The Committee may require proof of incompetency, incapacity or guardianship as it may deem appropriate prior to distribution of benefits under the Plan. Any payment made in accordance with the preceding sentence will be a full and complete discharge of any liability for such payment under the Plan.

6.7. Withholding; Payroll Taxes. The Company shall withhold, or shall direct the person making any payment to withhold, from payments made hereunder (or, if necessary, from any other amounts payable by the Company to Participants) any taxes required to be withheld from the Participants’ wages for the federal or any state or local government. To the extent that benefits hereunder are subject to tax under the Federal Insurance Contributions Act or any other law prior to the time that they become payable, the Committee may withhold the amount of such taxes from any other compensation or other amounts payable to the Participants. The Committee’s determination of the amount to be so withheld shall be final and binding on all parties.

ARTICLE VII

GENERAL PROVISIONS

7.1. Construction of the Plan. The Committee shall resolve all questions arising in the administration, interpretation and application of the Plan. The Committee shall correct any defect, reconcile any inconsistency, or supply any omission which is identified or comes to the attention of the Committee with respect to the Plan. All decisions or actions of the Committee in respect to any question arising out of the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. In the event any other document issued in regard to the Plan conflicts with the terms and conditions of the Plan, as reflected herein, the Plan document shall govern and control.

7.2. Action by Company. Any action required or permitted to be taken by the Company under the Plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by the Company’s by-laws or by resolution of its Board of Directors or such committee.

7.3. Controlling Law. The Plan shall be construed and enforced according to the laws of the State of North Carolina to the extent not preempted by ERISA, and the Plan shall be interpreted in a manner consistent with the maintenance of its status as a “top-hat plan” for purposes of ERISA.

7.4. Heirs, Assigns and Personal Representatives. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereunder, including each Participant and Beneficiary, present and future. The Board of Directors of the Company shall cause any successor to the Company to adopt the Plan.

7.5. Employment Rights. The Plan does not constitute a contract of employment and participation in the Plan will not give any employee the right to be retained in the employ of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

7.6. Rulings Binding. Any ruling, regulation, procedure or decision of the Committee, including any interpretation of the Plan, which is made in good faith shall be conclusive and binding upon all persons affected by it. There shall be no appeal from any ruling by the Committee, except as provided in EXHIBIT B. When making a determination or a calculation, the Committee shall be entitled to rely on information supplied by investment managers, insurance institutions, accountants and other professionals including legal counsel for the Committee. Any rule or procedure established by the Committee may alter any provision of this Plan that is ministerial or procedural in nature without the necessity for a formal amendment of the Plan.

7.7. Participant and Beneficiary Duties. Persons entitled to benefits under the Plan shall file with the Committee from time to time such person’s address and each change of address. Each such person entitled to benefits under the Plan also shall furnish the Committee with all appropriate documents, evidence, data or information which the Committee considers necessary or desirable in administering the Plan.

7.8. Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

7.9. Notices. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Human Resources Department of the Company at its principal executive offices, or to the Company’s statutory agent. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice required or permitted to be given to the Participant shall be sufficient if in writing and hand delivered or sent by first class mail to the Participant at the last address listed on the records of the Company.

7.10. Interests Non-Transferable. The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as provided under a qualified domestic relations order as defined in §414(p) of the Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

7.11. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be used to interpret the plan.

7.12. Effect on Other Benefit Plans. The amounts credited or paid under this Plan, and the amount of any pay reduced pursuant to Section 4.1., shall be considered to be compensation for the purposes of any qualified plan maintained by the Company to the extent required under the provisions of such plan and applicable law.

7.13. Funding. The Company shall make payment of its contributions under the Plan to the Trust (which has been established in connection with this Plan), either in cash or by the delivery to the trustee thereunder of insurance contracts, in such amounts as the Company shall reasonably decide are necessary to provide for all benefits payable under the Plan. No employee shall have any right, title, or interest whatever in or to any insurance contracts, investment reserves, investment accounts, investment funds, mutual funds or grantor trusts that the Company may purchase, establish, or accumulate to aid in providing the benefits under this Plan. Neither an employee nor a beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor of the Company. Any assets of the Company or of any trust or other fund of the Company from which Plan benefits may be paid shall remain in all respects assets of the Company until payments of such benefits are actually made. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company and an employee or any other person.

7.14. Cooperation. As a condition of participation under the Plan, each Participant agrees to cooperate in providing all information required to carry out the Plan, including taking such physical examination and providing such medical history as may be required to obtain insurance with respect to such Participant.

7.15. Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

7.16. Correction of Errors. The Committee may correct errors that occur in the administration of the Plan, which may require the adjustment of a Participant’s Account. The Committee has no obligation to notify any affected Participant of such correction. With respect to any power of authority which the Committee has authority to exercise under the Plan, such discretion shall be exercised in a nondiscriminatory manner.

7.17. Limitation on Liability. Each Participant’s benefit entitlement hereunder shall be equal to the amounts contributed to his or her Accounts as adjusted for earnings and losses based up the Declared Rates selected by the Participant. The Company shall have no obligation to make-up any shortfall to any Participant’s Account as a result of the poor investment performance of the investment vehicles selected by the Committee, which serve as the basis of the Participant’s Declared Rate or any shortfall created as a result of processing a Participant’s change in a Declared Rate.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.1. Amendment. The Company reserves the right to amend the Plan from time to time in its discretion provided that no amendment shall reduce the value of the Participant’s benefits to less than the vested amount such Participant would be entitled to receive if the Participant had been terminated from the employ of the Company on the date of the amendment, adjusted for any earnings or losses allocable to the Participant’s Account.

8.2. Termination. The Company by action of its Board of Directors, reserves the right to terminate the Plan at any time and for any reason. Each affected Participant’s benefits will be payable in accordance with Article VI of the Plan following termination of the Plan.

EXHIBIT A

DECLARED RATES

The Declared Rates in effect shall be determined based upon the investment performance of the investment vehicles selected by the Committee.

EXHIBIT B

CLAIMS PROCEDURES

I.	FILING A CLAIM FOR BENEFITS

Your request for Plan benefits will be subject to full and fair review. If your claim is wholly or partially denied, the Committee shall furnish you with a written notice in not more than ninety (90) days (or one hundred eighty (180) days under special circumstances) after the receipt of your claim by the Committee. If you do not receive the information as follows within that timeframe, you should assume that your claim has been denied and may file an appeal. If your claim for benefits is denied, you will receive the following information:

•	The specific reason or reasons for the denial, and specific reference to the Plan provisions on which the denial is based.

•	A description of any additional information or material necessary to correct your claim and an explanation of why such material or information is necessary.

•	Appropriate information as to the steps to be taken if you or your beneficiary wishes to submit your claim for appeal.

II.	APPEALING A CLAIM DENIAL

If your claim is denied, you may appeal your claim denial by following these procedures. You must file a written appeal, on a form that is available from the Committee, no later than sixty (60) days after your claim is denied by written notice or otherwise. You may request to review all supporting documents relating to the denial of your claim and submit any written comments to the Committee in this regard.

•	If your appeal is denied, the Committee will provide you with written notice of this denial within sixty (60) days after Committee’s receipt of your written appeal. The Committee may extend this sixty (60) day period by an additional sixty (60) days, if necessary. Such extension will be communicated to you within the first sixty (60) day period. If there is an extension, a decision will be made not later than one hundred twenty (120) days after receipt by the Committee of your appeal.

•	The Committee’s decision on your appeal shall be communicated to you in writing and shall include specific references to the pertinent Plan provisions on which the decision is based. If you do not receive this information within the timeframe stated herein, you should also assume that your claim upon appeal has been denied and may proceed to file a claim in court.

EXHIBIT C

ERISA RIGHTS STATEMENT

As a participant in the Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

•	Examine, without charge at the Company’s office and at other specified locations, such as worksites, all Plan documents including insurance contracts, and a copy of the latest annual report (Form 5500 Series, if applicable) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

•	Obtain, upon written request to the Company, copies of documents governing the operation of the Plan, including insurance contracts, and copies of the latest annual report (Form 5500 Series, if applicable) and updated summary plan description. The Company may make a reasonable charge for the copies.

•	Receive a summary of the Plan’s annual financial report. The Company is required by law to furnish each Participant with a copy of this summary annual report.

ENFORCE YOUR RIGHTS

If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of the Plan documents or the latest annual report from the Plan and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Company to provide the materials and pay you up to one hundred and ten dollars ($110) a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the status of a domestic relations order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

ASSISTANCE WITH YOUR QUESTIONS

If you have any questions about the Plan, you should contact the Company. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Company, you should contact the nearest office of the Office of Employee Benefit Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

EXHIBIT D

PLAN INFORMATION

Plan Name:	Kewaunee Scientific Corporation Executive Deferred Compensation Plan

Plan Number:	025

Effective Date:	January 1, 1992
(January 1, 2005 for the most recent restatement)

Plan Year:	January 1 to December 31

Anniversary Date:	December 31

Plan Type:	Nonqualified Deferred Compensation Plan

EMPLOYER INFORMATION

Employer:	Kewaunee Scientific Corporation
P.O. Box 1842
2700 West Front Street
Statesville, NC 28687-1842

Employer Number:	38-0715562

PLAN ADMINISTRATION INFORMATION

Plan Administrator:	Kewaunee Scientific Corporation
c/o The Compensation Committee
P.O. Box 1842
2700 West Front Street
Statesville, NC 28687-1842
www.kewaunee.com

PLAN TRUSTEE

Wachovia Bank, N.A.
One West Fourth Street
Winston-Salem, NC 27101

SERVICE OF LEGAL PROCESS

Service of legal process may be made upon the Compensation Committee, in addition to the Trustee.